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Exhibit 4.2



                                 WARRANT


THIS SECURITY HAS BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT.


                       INFORMATION ANALYSIS INCORPORATED

                        ______________________________

                         COMMON STOCK PURCHASE WARRANT

                        ______________________________


                                                            Certificate No. ____
                                                      Dated as of ______________


     1.  Grant.  For consideration of $_____________ and other value received,
         -----
Information Analysis Incorporated, a Virginia corporation (the "Corporation"), hereby grants to ____________________ or its assigns or transferees (the "Holder"), at the exercise price set forth in Section 3 below, the right to purchase ___________________ shares (the "Warrant Shares") of Common Stock (or other security issued in accordance with Section 6).

     2.  Exercise Period.  The right to exercise this Warrant, in whole or in
         ---------------
part, begins on the date hereof. The right to exercise this Warrant expires on December 31, 2004 ("Expiration Date").

     3.  Exercise Price.  The exercise price of this Warrant is $1.00 per share,
         --------------
as adjusted from time to time as hereinafter set forth (the "Exercise Price").

     4.  Adjustments.
         ------------

          (a) Adjustment for Change in Common Stock.
              -------------------------------------
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              (i)   If the Corporation (A) pays a dividend or makes a
                    distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an "Adjustment Event"), the Exercise Price and the number of Warrant Shares issuable hereunder immediately prior to such action shall be proportionately adjusted to reflect such Adjustment Event.

              (ii) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

              (iii) The adjustment shall be made successively whenever any
                    Adjustment Event occurs.

          (b) Adjustment for Reorganization.  If the Corporation consolidates or
              -----------------------------
merges with or into another Person or enters into any other similar transaction, recapitalization or reorganization (any such action, a "Reorganization"), there shall thereafter be deliverable, upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant has been exercised in full immediately prior to such Reorganization.

     5.  Prior Notice as to Certain Events.
         ---------------------------------

          (a) Dividends, Distributions, Subscription Rights.  If the Corporation
              ---------------------------------------------
(i) pays any dividend or makes any other distribution, or (ii) offers any subscription rights pro rata to the holders of its Common Stock, then at least
                    --- ----
15 days prior to the record date for such action, the Corporation will send written notice (by first class mail, postage prepaid, addressed to the Holder at its address shown on the books of the Corporation) of the dates on which (A) the Corporation will close its books or take a record for such action and (B) the holders of Common Stock of record will participate in such action.

          (b) Reorganizations.  If the Corporation (i) enters into any
              ---------------
Reorganization or reclassification of its capital stock, or (ii) is the subject of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then at least 15 days prior to such action, the Corporation will send written notice (by first class mail, postage prepaid, addressed to the Holder at its address shown on the books of the Corporation) of the dates on which (A) such action will occur and (B) the holders of Common Stock of record may exchange their Common Stock for securities or other property deliverable upon such action.


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     6.  Alternate Class.  In the event the Corporation consummates the
         ---------------
registration of any of its securities other than Common Stock (the "Alternate Class") in accordance with the Securities Act of 1933, as amended, upon the request of the Holder:

         (a) the Corporation will issue to Holder, upon exercise of this Warrant, the equivalent number of shares of such Alternate Class, so long as the holders of the shares of the Alternate Class have all of the same rights as the holders of shares of Common Stock, except for voting rights; and

         (b) all references herein to Common Stock shall be deemed to refer to the Alternate Class.

     7.  Reservation of Common Stock.  The Corporation will reserve and keep
         ---------------------------
available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation as will be sufficient to permit the exercise in full of this Warrant. Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     8.  No Voting Rights; Limitations of Liability.  Prior to exercise, this
         ------------------------------------------
Warrant will not entitle the Holder to (a) any voting rights, or (b) other rights as a stockholder of the Corporation not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

     9.  Exercise Procedure.  To exercise this Warrant, the Holder must deliver
         ------------------
to the principal office of the Corporation (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached
                                                       ---------
hereto, and the Exercise Price (as adjusted pursuant to the terms hereof). The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in legal tender, (ii) by bank cashier's or certified check, (iii) by wire transfer to an account designated by the Corporation, or (iv) in accordance with Section 10. Upon exercise, the Corporation, at its sole expense (including the payment of any documentary, stamp, issue or transfer taxes), will issue and deliver to Holder, within 10 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder. The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder exercises this Warrant.

     10. Cashless Payment.
         ----------------

         (a) Right to Convert.  In lieu of paying the applicable Exercise Price
             ----------------
by legal tender, check, or wire transfer, the Holder may elect to receive, upon exercise of this Warrant, that number of Warrant Shares equal to the quotient obtained by dividing:

         [(A-B)(X)] by (A), where:


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          A    =    the Conversion Value (as defined below) of a share of Common
                    Stock on the date of exercise;

          B    =    the Exercise Price for a share of Common Stock;

          X    =    the number of Warrant Shares (equal to or less than the
                    number of Warrant Shares then issuable hereunder) as to which this Warrant is being exercised.

          (b)  Conversion Value.  For purposes of this Section 10 only, the
               ----------------                                   ----
Conversion Value of a share of Common Stock means:

               (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System maintained by the National Association of Securities Dealers, Inc., -- the last reported sale price of the Common Stock on the last trading day prior to the date of exercise of this Warrant (or the average closing bid and asked prices for such day if no such sale is made on such day);

               (ii) if clause (i) does not apply, and if the prices are reported by the National Quotation Bureau, Inc., -- the mean of the last reported bid and asked prices reported on the last trading day prior to the date of exercise of this Warrant; and

               (iii) in all other cases -- the per share value as determined by the board of directors in good faith.

     11.  Participation in Repurchases or Redemptions.  If the Corporation
          -------------------------------------------
repurchases or redeems any of its securities, the Corporation will offer to include the Holder in such repurchase or redemption, as if the Holder had exercised this Warrant immediately prior to the event (or any record date with respect thereto). If the Holder elects to participate in a repurchase or redemption, this Warrant shall be modified (as of the date of such event) so that the Holder shall be entitled to receive, upon exercise, the number of Warrant Shares issuable hereunder less the number of Warrant Shares redeemed or repurchased. Any such repurchases or redemptions should be net of the Exercise Price for the Warrant Shares being deemed repurchased or redeemed.

     12.  Sale of Warrant or Warrant Shares.  Neither this Warrant nor any of
          ---------------------------------
the Warrant Shares have been registered under the Act or under the securities laws of any state. Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted: (i) by any shareholders agreement then in effect, (ii) by any effective registration statement under the Act and by the securities laws of any state in question, or (iii) by an opinion of counsel reasonably satisfactory to the Corporation stating that such registration under the Act and registration or qualification under the securities


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laws of any state is not required. Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legend:

          The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be offered, sold, assigned, transferred, pledged or hypothecated or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the CORPORATION that such registration or qualification is not required.

     13.  Transfer.  The Corporation will register this Warrant on its books and
          --------
keep such books at its offices. To effect a transfer permitted by Section 11 hereof, the Holder must present (either in person, or by duly authorized attorney) written notice substantially in the form of Exhibit B attached hereto.
                                                      ---------
To prevent a transfer in violation of Section 11, the Corporation may issue appropriate stop orders to its transfer agent.

     14.  Replacement of Warrant.  If the Holder provides evidence that this
          ----------------------
Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Corporation (at the request and expense of the Holder) will issue a replacement warrant upon reasonably satisfactory indemnification by the Holder (if required by the Corporation).

     15.  Governing Law.  The laws of the Commonwealth of Virginia (other than
          -------------
its conflict of law rules) govern this Warrant.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed on its behalf, in its corporate name, by its President, and its corporate seal to be hereunto affixed and the said seal to be attested by its Secretary, as of the ____ day of _______________.

                              INFORMATION ANALYSIS INCORPORATED
                              a Virginia corporation



Attest: _________________     By: ______________________________[Seal]
        ______________   ,        _________________________,
        Secretary                 President



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                                   Exhibit A
                                   ---------

                           IRREVOCABLE SUBSCRIPTION
                           ------------------------

To:  Information Analysis Incorporated

     The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Common Stock, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

     ______________________________
     (Name)

     ______________________________
     (Address)

     ______________________________
     (Taxpayer Number)

     and delivered to:

     ______________________________
     (Name)

     ______________________________
     (Address)

     The Exercise Price of $_______ is enclosed.

     Or
     --

     In lieu of payment of the Exercise Price, the undersigned hereby invokes the provisions of Section 10 of the Warrant.

     Date:_______________

     Signed:  ________________________________________
              (Name of Holder, Please Print)

              ________________________________________
              (Address)

              ________________________________________
              (Signature)


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                                   Exhibit B
                                   ---------

                                  ASSIGNMENT
                                  ----------


     For value received, the undersigned hereby sells, assigns and transfers unto:

     _______________________________
     (Name)

     _______________________________
     (Address)

     the attached Warrant, together with all right, title and interest therein to purchase [__] shares of the Common Stock, and does hereby irrevocably appoint _______________________ as attorney-in-fact to transfer said Warrant on the books of Information Analysis Incorporated with full power of substitution in the premises.

     Done this ______ day of ____________ 19__.



                                    ______________________________
                                              (Signature)

                                    ______________________________
                                            (Name and title)

                                    ______________________________


                                    ______________________________
                                                (Address)

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